Exhibit 99

Viad Corp Acquires Becker Group, an Experiential Marketing Company

PHOENIX--(BUSINESS WIRE)--Viad Corp (NYSE:VVI) today announced that it completed the acquisition of The Becker Group, Ltd. (Becker Group), on January 4, 2008 for $24.3 million in cash. The acquisition is expected to be accretive to Viad’s 2008 income. Additional guidance for this business will be included in overall Viad Corp guidance, which will be provided in connection with Viad’s 2007 fourth quarter and full year earnings press release on February 1, 2008.

Becker Group, headquartered in Baltimore, Maryland, is an experiential marketing company specializing in creating immersive, entertaining attractions and brand-based experiences for clients and venues including, retail centers, movie studios, museums, leading consumer brands and casinos. With more than fifty years of experience, Becker Group is the leading provider of large-scale, holiday-themed events and experiences for retail real estate developers in North America. Becker Group’s retail clients include some of the top developers in the world, many of which have been clients for ten or more years.

Becker Group has successfully expanded its experiential marketing solutions beyond the retail sector to include year-round branded attractions, sponsored events, mobile marketing tours and other place-based marketing solutions for a broad client base. Recent projects include the museum touring exhibitions “Rockwell’s America” and “Robots,” as well as touring exhibits to promote the animated films “Ratatouille” and “Cars.” In addition, Becker Group created a snow globe program at Taubman Centers, Inc. retail centers featuring and promoting the films “The Chronicles of Narnia: The Lion, the Witch and the Wardrobe” and “Happy Feet.”

Paul B. Dykstra, Viad’s president and chief executive officer said, “Becker Group is a great addition to Viad’s portfolio of leading businesses. Becker Group is an established brand with deep, long-standing customer relationships, cutting edge creative talent, and an exceptional management team and employees. And like Viad, Becker Group is a values-based organization that operates with honesty and integrity.”

Dykstra added, “This acquisition extends Viad’s experiential marketing services beyond the tradeshow environment and provides excellent opportunities to leverage the capabilities and client relationships of Becker Group, GES and Exhibitgroup/Giltspur to accelerate growth in all three of these businesses. We expect that Becker Group will have a very successful future and will play a key role in Viad’s continued growth.”

With the acquisition by Viad, Becker Group will have access to the global resources and talent of the GES Worldwide Network and Exhibitgroup/Giltspur, including expert installation and dismantling services and high-quality custom fabrication capabilities across the U.S. and abroad. Additionally, management believes that relationships with venues and corporate clients across Becker Group, GES and Exhibitgroup/Giltspur will provide a means to generate new business opportunities for each of these businesses.

Glenn Tilley, president and chief executive officer of Becker Group said, “We are very excited to join forces with Viad. Becker Group is a proven performer and has established a solid foundation for continued growth with a strong pipeline of exciting new business opportunities. By leveraging our strengths with those of our new sister companies, we are confident that we can accelerate our growth with additional service capabilities and continue delivering award-winning experiential marketing services that entertain, educate and generate measurable results for our clients.”

Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas; Exhibitgroup/Giltspur of Chicago; The Becker Group, Ltd. of Baltimore; Brewster Inc. of Banff, Alberta, Canada; and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the “Private Securities Litigation Reform Act of 1995,” Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

CONTACT:

Viad Corp
Carrie Long, 602-207-2681
clong@viad.com